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                                                            EXHIBIT 5.1 and 23.1



August 3, 2000



Household Receivables Funding, Inc. III
Household Credit Card Master Note Trust I
1111 Town Center Drive
Las Vegas, Nevada  89134

Gentlemen:

     I am the Vice President-Corporate Law and Assistant Secretary of Household International, Inc., a Delaware corporation ("Household"), the ultimate parent corporation of Household Finance Corporation (the "Servicer"), and an Affiliate of Household Receivables Funding, Inc. III (the "Seller") and the Household Credit Card Master Note Trust I (the "Trust"). I am generally familiar with the proceedings in connection with the Seller's and the Trust's Registration Statement on Form S-3, file nos. 333-38036 and 333-38036-01 (the "Registration Statement") pursuant to which Asset Backed Notes (the "Notes") are to be registered for issuance from time to time in series by the Trust. This opinion relates to the issuance by the Trust of the Notes to be sold from time to time in one or more series in amounts to be determined at the time of each sale and as will be set forth in one or more supplements (each, a "Prospectus Supplement") to the prospectus (the "Prospectus") included in the Registration Statement.

     As described in the Registration Statement, the Notes will be issued by the Trust. The Trust will be a statutory business created under the laws of the State of Delaware. The Trust will be operated under a trust agreement between the Seller, as transferor, and Wilmington Trust Company, as owner trustee. The Servicer will act as administrator for the Trust under an administration agreement between the Servicer and the Trust. The Servicer, as administrator will provide the notices and perform on behalf of the Trust certain administrative obligations required by the Transfer and Servicing Agreement, the Indenture and the Indenture Supplement. A form of the Indenture, the Indenture Supplement, Trust Agreement, Transfer and Servicing Agreement and Administration Agreement is included as an exhibit to the Registration Statement.

     I am, or attorneys under my supervision are, familiar with the proceedings to date with respect to the Registration Statement and have examined such records, documents and matters of law and satisfied myself as to such matters of fact as I have considered relevant for the purposes of this opinion.
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Household Receivables Funding, LLC
August 3, 2000
Page 2




     Based on the foregoing, it is my opinion that the Notes will be fully paid and non-assessable, legally and validly issued and will be legal and binding obligations of the Trust, when the following have occurred:

     1) the Registration Statement shall have been declared effective by the Commission under the Securities Act of 1933, as amended,

     2) the Seller's Board of Directors shall have adopted resolutions authorizing the Seller to execute all required documents, including the Transfer and Servicing Agreement and the Underwriting Agreement (as defined below), and to take all action required to cause the Notes to be issued under the Indenture and Indenture Supplement and to be sold pursuant to the Underwriting Agreement,

     3) the Transfer and Servicing Agreement relating to the Notes shall be duly executed and delivered by the parties thereto,

     4) the Notes shall have been duly authenticated by the Trustee in accordance with the Indenture and Indenture Supplement, and delivered by the Seller in accordance with the Underwriting Agreement among HFC, the Seller, the Trust and the Underwriters named therein (the "Underwriting Agreement"), and

     5) the Seller shall have received the agreed purchase price for the Notes in accordance with the Underwriting Agreement.

     In giving the opinions expressed herein, I express no opinion other than as to the laws of the State of Illinois, the general corporation laws of the States of Delaware and New York and the federal laws of the United States. As to matters of New York law, I have conferred with attorneys employed by Household who are licensed to practice law in the State of New York.

     I do not find it necessary for the purposes of this opinion, and accordingly do not purport to cover herein, the application of the "Blue Sky" or securities laws of the various states to sale of the Notes.
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Household Receivables Funding, LLC
August 3, 2000
Page 3




     I hereby consent to the use of my name and my opinion in the Prospectus filed pursuant to Rule 430A or 424 of Regulation C of the Act, in connection with the Registration Statement, including any references to my opinions set forth in the documents incorporated by reference therein, and to the filing of this consent as an exhibit to the Registration Statement. In giving such consent I do not admit that I am in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ John W. Blenke

John W. Blenke
Vice President-Corporate Law
and Assistant Secretary